                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /x/  Preliminary Proxy Statement

    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials

    / /  Soliciting Material Pursuant to Section 240.14a-12

                     Teraglobal Communications Corporation
                   -------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                   -------------------------------------------
          (Name of Person(s) Filing Proxy Statement, if other than the
                                  Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                         TERAGLOBAL COMMUNICATIONS CORP.

                       9171 Towne Centre Drive, Suite 600
                           San Diego, California 92122

             ------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 27, 2001

              -----------------------------------------------------


         The annual meeting of the Shareholders of TeraGlobal Communications Corp. (the "Company") will be held at Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, California, 92122, at 2:30 p.m. on June 27, 2001, for the following purposes:

         1.       To elect a board of five (5) Directors.

         2. To approve a Series A Convertible Preferred Stock financing transaction.

         3. To ratify the selection of Singer, Lewak, Greenbaum & Goldstein, LLP as independent auditors for fiscal 2001.

         4. To transact such other business as may properly be brought before the meeting or any adjournments thereof.

         Only shareholders of record as of May 3, 2001, will be entitled to notice of, and to vote at, the meeting and any adjournment thereof.

         The Company's Proxy Statement is attached to this notice. Financial and other information concerning the Company is contained in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000.

         Your vote is important regardless of the number of shares of stock that you hold. Whether or not you plan to attend in person, you are urged to fill in the enclosed proxy and to sign and forward it in the enclosed business reply envelope, which requires no postage if mailed in the United States. It is important that your shares be represented at the meeting to assure the presence of a quorum. Any shareholder who signs and sends in a proxy may revoke it by executing a new proxy with a later date, by delivering written notice of revocation to the Secretary of the Company at any time before it is voted, or by attending the meeting and voting in person. Your cooperation in promptly returning your proxy will help limit expenses incident to proxy solicitation.

                                  By Order of the Board of Directors

                                  /s/ John F.A.V. Cecil

June __, 2001                     John F.A.V. Cecil, Chairman of the Board

                         TERAGLOBAL COMMUNICATIONS CORP.
                       9171 Towne Centre Drive, Suite 600
                           San Diego, California 92122

             ------------------------------------------------------

                                 PROXY STATEMENT

             ------------------------------------------------------

INTRODUCTION

         This proxy statement is furnished by and on behalf of the Board of Directors of TeraGlobal Communications Corp., a Delaware corporation (the "Company") in connection with solicitation of proxies for use at the Company's Annual Meeting of Shareholders (the "Annual Meeting"), and at any postponements thereof. The Annual Meeting will be held at 2:30 p.m., on June 27, 2001 at the Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, California, 92122. Only shareholders of record at the close of business on May 3, 2001 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. There were 26,906,282 shares of common stock issued and outstanding as of the Record Date. Proxies and proxy statements were first given to shareholders on approximately March 10, 2001.

         The Company is bearing the expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies. Proxies will be furnished by mail and may be solicited by directors, officers and other employees of the Company, without additional compensation, in person or by telephone or facsimile transmission. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of common stock as of the Record Date and will reimburse such persons for the cost of forwarding the proxy materials in accordance with customary practice.

VOTING

         A majority of the outstanding shares of record, represented in person or by proxy, will constitute a quorum at the meeting. Shareholders of record as of the Record Date are entitled to one vote for each share held on all matters to come before the meeting. A majority of the shares constituting the quorum must vote "for" a proposed action in order to approve such action. With respect to the election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, are elected.

         The Inspector of Elections for the meeting will count all proxies that are returned to determine the presence of a quorum and the outcome of each issue to be voted on. An abstention from voting or a broker non-vote will not be counted in the voting process. The shares represented by proxies that are returned properly signed will be voted in accordance with the shareholders' directions. If the proxy card is signed and returned without direction as to how the shares are to be voted, they will be voted as recommended by the Board of Directors. Shareholders may revoke any proxy before it is voted by attending the meeting and voting in person, by executing a new proxy with a later date and delivering it to the Secretary of the Company, or by giving written notice of revocation to the Secretary of the Company.

      CERTAIN INFORMATION WITH RESPECT OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS AND EXECUTIVE OFFICERS

         During fiscal year 2000 the Board of Directors held 14 meetings. Each of the directors attended at least 75% of the meetings that were held during their tenure, except for Mr. Holcomb and Mr. Lacerte. The Board of Directors also took action by written consent on one occasion.

         The Company has a standing Audit Committee. Messrs. John F.A.V. Cecil, Lawrence Lacerte and William O. McCoy, none of whom are employees of the Company, were the members of the Audit Committee during fiscal year 2000. William Reddersen was appointed to the Audit Committee in February 2001. During fiscal 2000 the

Audit Committee met on three occasions. Each of the members attended at least 75% of the meetings held during their tenure, except for Mr. Lacerte. Information concerning the functions performed by the Audit Committee is set forth in the "Report of the Audit Committee" and the "Audit Committee Charter" included in this proxy statement.

         The Company also has a standing Compensation Committee. The Compensation Committee is primarily responsible for reviewing compensation to be paid to officers of the Company and for administering the Company's equity-based incentive plans. Messrs. John F.A.V. Cecil and William O. McCoy also serve as the members of the Compensation Committee. During fiscal year 2000, the Compensation Committee met five times. Each member of the Compensation Committee attended all of the meetings. The Compensation Committee also took action by written consent on two occasions. The Company does not have a Nominating Committee.

         The name of, principal occupation of, and certain additional information about the Company's six directors are set forth below, together with information concerning the Company's executive officers. Each of the Company's current directors is a nominee for re-election, with the exception of Mr. McCoy who has determined not to stand for re-election.

        NAME                      AGE               POSITION
        ----                      ---               --------
        John F.A.V. Cecil         44       Chairman of the Board
        Robert Randall            54       Chief Executive Officer and Director
        Paul Cox                  37       President and Director
        James A. Mercer III       39       Executive Vice President, Chief
                                           Financial Officer and Secretary
        Grant K. Holcomb          41       Chief Technical Officer
        Lawrence Lacerte          48       Director
        William O. McCoy          67       Director
        William Reddersen         53       Director

JOHN F.A.V. CECIL. John F.A.V. Cecil has been a director of TeraGlobal since March 1999, and was appointed Chairman of the Board in September 2000. Since 1992 Mr. Cecil has served as the President of Biltmore Farms Inc., a real estate development company. Mr. Cecil is currently a member of the Board of Directors of First Union National Bank Southeast, Mission-St. Joseph's Health Systems, Inc., and The Association of Governing Boards of Universities and Colleges. He is also the Vice-Chairman - Board of Governors of the University of North Carolina, which is responsible for the general determination, control, supervision, management and governance of all affairs of the 16 constituent institutions. Mr. Cecil holds a Bachelor of Arts degree from the University of North Carolina at Chapel Hill and a Masters in International Management, from the American Graduate School of International Management.

ROBERT RANDALL. Robert Randall has been Chief Executive Officer of TeraGlobal since January 29, 2001. From January 1998 to January 2001, Mr. Randall was a management and strategic planning consultant to the multimedia, telematics, and service provider industries. From October 1994 through December 1998, Mr. Randall was a founder of, and ultimately Executive Vice President, Board member, and Chief Operating Officer of Verado Holdings, Inc., formerly FirstWorld Communications (Nasdaq: VRDO), a full service voice, data, systems integration, and application service provider. During his tenure at FirstWorld, the company grew revenues to $23 million annually, and raised over $300 million in equity and debt to fund the company's growth and product development. From 1974 to 1994, Mr. Randall was founder and President of Randall Lamb Associates, Consulting Engineers, providers of planning and design services to the construction industry. Mr. Randall holds a Bachelor of Science Electrical Engineering degree, and is a registered Professional Engineer in California, Arizona, Texas, and Florida.

PAUL COX. Paul Cox has been President of TeraGlobal since February 1997. He served as Chairman of the Board of Directors from February 1997 until June 24, 1999. He founded and became the President of ATI Access Technologies Inc. in 1996 and Video Stream Inc. in February of 1997. In 1995, Mr. Cox was the President and a shareholder of International Video Conferencing, Inc., a provider of video conferencing facilities, and had earlier been an Associate with Pierce Scraper, where he advised clients on commercial investments. In 1994, he was a Senior Analyst with Colliers International, a commercial real estate leasing and advisory firm. Prior to 1994, Mr. Cox practiced commercial and residential mortgage administration with Canada Trust. Mr. Cox holds a Bachelor of Arts in International Relations and Economics from the University of British Columbia.

JAMES A. MERCER III. James A. Mercer III has been the Interim Chief Financial Officer of TeraGlobal since December 2000, the Executive Vice President since February 2000, and Secretary of TeraGlobal since April 1999. From April 1994 to March 1999, Mr. Mercer was a partner of and associated with the law firm of Luce, Forward, Hamilton & Scripps LLP, San Diego, California, where he specialized in corporate and securities law. From December 1991 to April 1994, Mr. Mercer was associated with the law firm of O'Connor, Cavanagh, Andersen, Westover, Killingsworth & Beshears, Arizona. From August 1989 to December 1991 he was associated with the law firm of Ervin, Cohen & Jessop, Beverly Hills, California. Mr. Mercer obtained his Bachelor of Arts from the University of California Los Angeles. He obtained a Masters in Business Administration with concentration in administrative finance from the California State University Fullerton. He received his Juris Doctor from the University of Southern California.

GRANT K. HOLCOMB. Grant K. Holcomb has been the Chief Technical Officer of TeraGlobal since December 1997, and was a director of TeraGlobal from December 1997 to February 2001. From July 1996 to July 1998, Mr. Holcomb was the founder and President of Interactive Solution Group, Inc., a developer of interactive multimedia hardware and software solutions. From July 1991 to April 1996, Mr. Holcomb was the Vice President of Research and Development at Multimedia Design Corporation. From August 1990 to April 1991, he served in the United States Marine Corps as an Operations and Commanding Officer in Operations Desert Shield and Desert Storm. From August 1987 to August 1990, he served as an instructor of Electrical Engineering at the U.S. Naval Academy. Mr. Holcomb holds a Bachelor of Science degree in Electrical Engineering from the Citadel and has completed his academic requirements for his Masters of Science degree in Electrical Engineering from The Naval Postgraduate School.

LAWRENCE LACERTE. Lawrence Lacerte joined TeraGlobal's Board of Directors in December 1999. Mr. Lacerte founded Lacerte Software Corporation in 1979 to provide software for professional tax preparers. Under his leadership, that company grew to become the industry leader with more than 35,000 CPA firms using its products. In May 1998, Intuit Corporation acquired Lacerte Software in a transaction valued at $400-million. Following the sale, Mr. Lacerte founded Lacerte Technologies, a company specializing in technology and Internet related ventures. Mr. Lacerte also serves on the boards of directors of various technology companies, including Citadel Technology, Inc., How2.com, Inc., Worldpoint Interactive, Inc., and Fandom.com, Inc. Mr. Lacerte is actively involved in the community, serving on the boards of the SMU Cox School of Business, the Hockaday School, St. Mark's School of Texas, the Juvenile Diabetes Foundation and the Crystal Ball Advisory Board.

WILLIAM O. MCCOY. William O. McCoy joined TeraGlobal's Board of Directors in April 1999. Since December 1997 he has been a partner in Franklin Street Partners, an investment management firm. In April of 1999 he was appointed as Acting Chancellor for the University of North Carolina. From 1995 to 1998, he served as Vice President and Chief Financial Officer for the University of North Carolina. From 1984 to 1994, he served as Vice Chairman of the Board of BellSouth Corporation and from 1986 to 1994, he served as President and Chief Executive Officer of BellSouth Enterprises. Mr. McCoy currently serves as a director of the following companies: Carolina Power & Light, an electricity generator and distributor in North and South Carolina; The Kenan Corporation, a tanker transport company specializing in bulk commodities (chiefly gasoline, propane and chemicals); Liberty Corporation, a holding company for Liberty Life Insurance and Cosmos Broadcasting; Weeks Corporation, a self-administered and self-managed real estate investment trust. Mr. McCoy is also a Trustee of Fidelity Investments, the largest mutual fund company in the world. Mr. McCoy received his Bachelor of Arts degree in business administration from the University of North Carolina at Chapel Hill and holds a Master's degree in management from the Massachusetts Institute of Technology where he was a Sloan Fellow.

WILLIAM F. REDDERSEN. Mr. Redderesen joined TeraGlobal in September 2000 as a Director. From September 2000 to January 2001, Mr. Reddersen served as the Company's Interim Chief Executive Officer. From September 1987 to August 2000, Mr. Reddersen served in various senior management positions with BellSouth, including: Executive Vice President--Corporate Strategy (January - August 2000); Group President--Value Added Services (July 1995 - January
2000); Senior Vice President Broadband Strategies (July 1993 - July 1995); President--BellSouth Business Systems (June 1990 - July 1993); Vice President Marketing--BellSouth Services (June 1989 - June 1990) and Vice President Marketing--BellSouth Enterprises (September 1987 - June 1989). Prior to joining BellSouth, Mr. Reddersen spent 18 years various positions with AT&T, including: Network Vice President--Western Regional AT&T Communications (June 1985 - June 1987); and Sales Vice President--Southern Regional AT&T

Communications (June 1983 - June 1985). Mr. Reddersen currently serves as chairman of the Georgetown University School of Nursing Parents Council, and on the Council of Visitors for the Vanderbilt University School of Engineering and the Advisory Board of Clear Communications. Mr. Reddersen received his Bachelor of Science degree in Mathematics from the University of Maryland. He received his Masters of Science degree in Management from the Massachusetts Institute of Technology, where he was a Sloan Fellow.

DIRECTOR COMPENSATION

Directors do not receive compensation for their services as directors. Outside directors are reimbursed for their expenses incurred to attend meetings. In addition, outside directors are eligible for stock option grants pursuant to the Company's 1997 Stock Option Plan and the 1999 Stock Option Plan. During fiscal 2000 each of the Company's outside directors were awarded 25,000 options to purchase Common Stock under the Company's 1999 Stock Option Plan.

EXECUTIVE COMPENSATION

Information concerning the Company's executive officers' compensation, shareholders and related matters are contained in the Company's annual report on Form 10-KSB.

                            REPORT OF AUDIT COMMITTEE

         The Audit Committee is currently composed of Messrs. William O. McCoy, John F.A.V. Cecil, Lawrence Lacerte and William Reddersen, all of whom are non-employee directors deemed to be independent, as defined under applicable rules of the National Association of Securities Dealers. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors and operates under a written Charter approved by the Board of Directors. A copy of that Charter is attached as an Exhibit to this proxy statement.

         In fulfilling its oversight responsibilities, the Audit Committee reviewed the selection of the independent auditors. The Audit Committee discussed with the independent auditors the auditors' independence from management and the Company. Furthermore, the Audit Committee received a formal written statement from the auditors consistent with the disclosures required by the Independence Standards Board Standard No. 1. Independence Discussions with Audit Committees. The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits.

         The Audit Committee also meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

         The Audit Committee reviewed the Company's audited consolidated balance sheet for the fiscal year ended December 31, 2000 and the related consolidated statements of operations, shareholders equity and statements of cash flows for the years ended December 31, 1999 and 2000. The Audit Committee then discussed those financial statements with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also reviewed the financial statements with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The Audit Committee discussed with the independent auditors those matters required by the American Institute of Certified Public Accountants Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee solicited their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

         The table below discloses the aggregate fees billed for professional services rendered by Singer Lewak Greenbaum and Goldstein, LLP for the year ended December 31, 2000 for (i) the audit of the Company's annual financial statements for the year ended December 31, 2000 and the reviews of the Company's quarterly financial statements included in the Company's forms 10-QSB for that year, (ii) financial information and systems design and implementation as described in Paragraph (c) (4) (ii) of Rule 2-01 of Regulation S-X, and (iii) all other fees.

                           Aggregate Audit Fees Billed for Year 2000

                           SERVICE PROVIDED                         AMOUNT
                           ----------------                        -------

                           Audit Fees                              $51,000

                           Financial Information Systems
                           Design and Implementation Fees               --

                           All Other Fees                          $13,089

The Audit Committee has considered whether the provision of the services covered in the table above is compatible with maintaining the auditors' independence and found no incompatibility. None of the hours expended on Singer Lewak Greenbaum and Goldstein, LLP's engagement to audit the Company's financial statements for the year ended December 31, 2000 were attributed to work performed by persons other than Singer Lewak Greenbaum and Goldstein, LLP full-time permanent employees.


                           William O. McCoy          Audit Committee Chair
                           John F.A.V. Cecil         Audit Committee Member
                           Lawrence Lacerte          Audit Committee Member
                           William Reddersen         Audit Committee Member

                       PROPOSAL 1 - ELECTION OF DIRECTORS

PROPOSAL

         The Directors of the Company are elected annually and hold office until the next annual meeting of shareholders and until their successors shall have been elected and shall have qualified. In the event any nominee is unable to or declines to serve as a director at the time of the annual meeting, the proxy will be voted for a substitute selected by the Board of Directors. Management has no reason to believe, at this time, that the persons named will be unable, or will decline, to serve if elected.

         The nominees for election to the Board of Directors of the Company are: John F.A.V. Cecil, Robert Randall, Paul Cox, Lawrence A. Lacerte, and William Reddersen.

VOTE REQUIRED

         The five nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of quorum, but have no other legal effect.

RECOMMENDATION

         THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" ALL FIVE
NOMINEES.

PROPOSAL 2--APPROVAL OF SERIES A PREFERRED STOCK FINANCING TRANSACTION

PROPOSAL

         The Board of Directors has unanimously approved the execution and delivery of a term sheet for a proposed Series A Preferred Stock financing transaction. The term sheet is with a Media - Telecommunications Fund with assets in excess of $100,000,000 (the "Prospective Investor") and provides for the Prospective Investor to invest up to $5 million to purchase shares of Series A Preferred Stock together with Common Stock Purchase Warrants (the "Warrants"). In addition, the Company is in the process of completing a bridge round of financing for up to $1.5 million. Under the terms of that financing, amounts invested will be converted into the Series A Preferred Stock upon the closing of the Series A Preferred Stock transaction. Accordingly, the transaction will provide the Company with up to $6.5 million in capital.

         The Board of Directors believes this financing transaction to be in the best interests of the Company and its shareholders. The Company requires additional capital in order to continue its operations. The Company's financial statements for the period ended December 31, 2000 contain a going concern opinion by the Company's auditors. Revenues from operations, while continuing to increase, will not be adequate to fund the Company's operations in the short term. As a result, the Company will have to secure additional financing.

         The Company has restructured its operating expenses. For the first quarter of 2001, the Company's operations used approximately $550,000 of capital per month. At that rate, the financing would provide a year's worth of operating capital, assuming that the Company generates no significant revenues. If completed, the Company intends to use the net proceeds of the transaction for development expenses and for general working capital requirements.

         If the transaction is completed, the Company will issue common stock equivalents, consisting of Series A Preferred Stock and Common Stock Purchase Warrants, which upon conversion or exercise would aggregate to approximately
19.2 million shares. The Company presently has approximately 31.5 million shares outstanding on a fully diluted basis. As a result, holders of the Series A Preferred Stock will hold approximately 38% of the Company's outstanding capital stock on a fully diluted basis after the transaction. Accordingly, the Board of Directors is seeking shareholder approval for the transaction.

         In connection with the financing transaction, the Company will be required to (i) amend its Certificate of Incorporation to authorize up to 13 million shares of preferred stock, and (ii) file a Certificate of Designations establishing the rights, privileges and preferences of the Convertible Redeemable Series A Preferred Stock (the "Series A Preferred Stock"). Shareholders should recognize that approval of the proposed Series A
Preferred Stock transaction will constitute approval of the filing of the amendment to the Certificate of Incorporation, the filing of the Certificate of Designation, and the issuance of the Series A Preferred Stock and Warrants substantially as described in this proxy statement.

         It is anticipated that the financing transaction, if approved by the shareholders, would be completed as soon thereafter as practicable. However, the financing transaction may be abandoned or the terms of the transaction may be amended (with certain exceptions), either before or after shareholder approval has been obtained, if in the opinion of the Board of Directors, circumstances arise that make such action advisable; provided, that any amendment that would effect a material change from the charter provisions discussed in this proxy statement would require further approval by the holders of a majority of the outstanding shares of the common stock.

TERMS OF THE PROPOSED FINANCING TRANSACTION

         It is contemplated that the Series A Preferred Stock will be sold at a price equal to 110% of the lesser of: (i) the 20-day trailing average of the closing bid and asked stock prices for the Company's Common Stock as measured from the closing date, or (ii) the 20-day trailing average of the closing bid and asked stock prices for the Company's Common Stock as measured from date of the signing of the term sheet. The Series A Preferred Stock carries a 10% dividend, and is redeemable at the election of the holders of a majority of the shares of Series A Preferred Stock after the third year of issuance. Each share of the Series A Preferred Stock is convertible into one share of the Company's Common Stock, subject to adjustment, and is entitled to certain other rights, privileges and preferences as set forth below.

         The purchasers of the Series A Preferred Stock, as a group, will be entitled to Warrants to purchase up to 6,175,000 shares of the Company's Common Stock, based on the eventual size of the bridge financing transaction. Each Warrant shall be exercisable for a period of six years from its date of issuance. Warrants to purchase up to 4,225,000 shares of the Company's Common Stock shall be exercisable at an exercise price equal to the price of the Series A Preferred Stock. Warrants to purchase up to 975,000 shares of the Company's Common Stock will be issued at an exercise price equal to $1.00 per share. Warrants to purchase up to 975,000 additional shares of the Company's Common Stock will be issued at an exercise price equal to $1.50 per share. The Warrants will be separately transferable from the Series A Preferred Stock and will be subject to all of the same registration rights and anti-dilution rights as those applying to the Series A Preferred Stock.

         Under the term sheet, the Prospective Investor will purchase $3 million of Series A Preferred Stock at the initial closing for the transaction. In addition, the bridge financing proceeds of up to $1.5 million will be converted to the Series A Preferred Stock at that time. The Prospective Investor will purchase an additional $2 million of Series A Preferred Stock upon the Company reaching definitive financial commitments in a minimum amount of $1 million in sales revenues, license fees, development fees or equity contribution from one or more strategic partners.

         If the financing is completed, the Prospective Investor will become the Company's single largest shareholder. The holders of the Series A Preferred Stock will have the right to appoint two members to the Company's Board of Directors as set forth below, as well as the right to approve certain significant transactions.

AMENDMENT TO CERTIFICATE OF INCORPORATION

         The Company' current Certificate of Incorporation authorizes the Board of Directors to issue up to one million shares of preferred stock. Under the terms of the proposed transaction, the Company will issue up to 13 million shares of Series A Preferred Stock. Accordingly, in order to effect the transaction the Company intends to file an amendment to its Certificate of Incorporation, which would replace Section 4 of the Certificate with the following:

         4. The total number of shares of stock which the corporation shall have authority to issue is (i) a total of 200,000,000 shares of Common Stock, par value $0.001 per share and (ii) 13,000,000 shares of Preferred Stock, par value $0.001 per share. The number of authorized shares of any class or classes of capital stock of the corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the corporation entitled to vote generally in the election of directors, irrespective of the provisions of Section 242(b)(2) of the Delaware Law or any corresponding provision hereinafter enacted. The Board of Directors is hereby empowered to authorize by resolution or resolutions, from time to time, the issuance of one or more classes or series of Preferred Stock and to fix the voting powers, full or limited, or no voting powers and the designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by Delaware Law.

TERMS OF THE SERIES A PREFERRED STOCK

         The following sections summarize the terms of the proposed Series A Preferred Stock. A complete description of the rights, privileges and preferences of the Series A Preferred Stock is contained in the Certificate of Designation attached as Exhibit B to this Proxy Statement.

         RANKING. The Series A Preferred Stock will rank senior to all existing and future series of Preferred Stock and senior to the Common Stock with respect to dividends, distributions, payments on liquidation or redemption and the like.

         DIVIDENDS. The Series A Preferred Stock shall be entitled to cumulative dividends payable in cash at a rate of 10% per annum. Dividends (whether or not declared) shall accrue and unpaid dividends thereon and shall be compounded semi-annually until paid. Upon conversion, liquidation, sale of the Company or redemption of the Series A Preferred Stock, accrued but unpaid dividends on the Series A Preferred Stock will be payable in full in cash.

         REDEMPTION RIGHTS. The Series A Stock will be redeemable at the election of the holders of a majority of the shares of Series A Preferred Stock, commencing on the third anniversary of the closing of the transaction. Redemption shall be made in equal installments over a period of three years.

         LIQUIDATION PREFERENCE. In the event of any liquidation, or winding up of the Company whether voluntary or involuntary or any sale, exchange, conveyance or other disposition of all or substantially all of the assets of the Company or of the outstanding capital stock of the Company in which more than 50% of the voting power of the Company is disposed of, each holder of a share of Series A Stock, after provision for the Company's debts and other liabilities, will be entitled to receive the amount he or she invested plus compounded accrued and unpaid dividends thereon prior to any distributions being made in respect of Common Stock or any other junior class of capital stock.

         CONVERSION RIGHTS. Each holder of Series A Preferred Stock will have the right to convert each share of Series A Preferred Stock into one fully paid share of Company's Common Stock, subject to adjustment as set forth below, at any time in his or her sole discretion. After the fifth anniversary of the closing, the Series A Preferred Stock will automatically convert into Common Stock, when the closing bid price for the Company's Common Stock exceeds $10.00 per share for 20 consecutive trading days.

         The conversion rights of the Series A Preferred Stock are subject to customary anti-dilution provisions, and will be adjusted in the event that (i) the Company sells any of its Common Stock or common stock equivalents for an effective price of less than the price paid for the Series A Preferred Stock,
(ii) the Company effects a stock split, stock dividend, reverse stock split or similar recapitalization. In addition, if as of the first anniversary of the closing the market price for the Company's Common Stock (measured on a 20-day trailing average) is less than price paid for the Series A Preferred Stock, the conversion rate will be adjusted such that the Series A Preferred Stock will be convertible into Common Stock at an effective price per share equal to the market price as of the first anniversary of the closing.

         Notwithstanding the foregoing, no adjustment shall be made in respect of the issuance of the following: (i) up to 2,000,000 options and shares issued under the Company's Board-approved stock option and similar equity based plans or employee stock purchase plans; (ii) Common Stock issued upon the exercise of options and warrants currently outstanding; and (iii) shares of Common Stock or common stock equivalents issued in respect of debt or equity issued in conjunction with Board-approved joint ventures, acquisitions, strategic partnerships and the like, which shall not exceed 1,500,000 shares of Common Stock on a fully diluted basis.

         PRE-EMPTIVE RIGHTS. So long as 50% of the Series A Preferred Stock remains outstanding, each purchaser of more than $1,000,000 of the Series A Preferred Stock (and permitted assigns) shall have the right to maintain its percentage ownership of shares of Common Stock (computed on a fully diluted basis).

         VOTING RIGHTS. The holders of the Series A Preferred Stock will vote together with the holders of the Common Stock of the Company, on an as converted basis. In addition, for so long as at least 50% of the Series A Stock remains outstanding the Series A Preferred Stock holders will have the right to approve, as a class, certain material events such as (i) the sale, merger or acquisition of the Company or substantially all of its assets,
(ii) any recapitalization or restructuring of the Company's outstanding shares of capital stock, (iii) incurring any significant debt, excluding trade debt, and (iv) the issuance of any preferred stock ranking senior to or on a parity with the Series A Preferred Stock.

         For so long as at least 50% of the Series A Stock remains outstanding, the holders of the Series A Preferred Stock shall have the right to designate two members to a six member Board of Directors. In the event that the Board of Directors is increased to seven members, the Series A Preferred Stock directors will have the right to ratify the appointment of seventh member.

         Majority approval of the Series A Stock shall be required with respect to any changes in the liquidation preference, conversion rate, conversion rights, dividend rate or redemption voting rights with respect to the Series A Preferred Stock and in connection with any proposed amendment that would alter or change any other powers, preferences or special rights of the Series A Stock.

         REGISTRATION RIGHTS. The holders of at least $1.5 million of Series A Preferred will have the right, on behalf of all Series A Preferred Stock holders, to require on three separate occasions registration under the Securities Act of 1933, as amended, of shares of the Common Stock issuable upon conversion of the Series A Stock. Holders of the Series A Preferred Stock will also have the right to piggyback on any registration statement filed by the Company.

         EVENTS OF DEFAULT. The following events will constitute an event of default by the Company under the Series A Preferred Stock: (i) failure to maintain a 1.25/1.00 ratio of currents assets over current liabilities; (ii) failure to make a required redemption payment; and (iii) any capital expenditures together with cash expenditures that exceed $1,000,000 per month during the year 2001, unless approve in advance by the holders of a majority of the shares of Series A Preferred Stock. In an Event of Default, the holders of a majority of the shares of Series A Preferred Stock, on behalf of the Series A Preferred Stock holders will have the right to demand immediate redemption or require a sale of the Company, and the right to elect a sufficient number of directors to enable the holders of the Series A Preferred Stock to elect a majority of the members of the Board of Directors.

CONDITIONS TO CLOSING

         While the Company has signed a term sheet for the Series A Preferred Stock transaction, the transaction is subject to certain conditions, including
(i) the execution and negotiation of definitive agreements, (ii) completion of legal and business due diligence, (iii) the receipt of any third party consents, including the consent of the Company's existing shareholders, and (iv) the absence of any material adverse change to the Company's business prospects.

         No definitive documents have been signed at this time, and either the Propective Investor, or the Company's Board of Directors could determine not to proceed with the proposed transaction. Your vote to approve the amendment to the Certificate of Incorporation and the issuance of the Series A Preferred Stock authorizes the Company's Board of Directors to proceed with the transaction and the issuance of the Series A Preferred Stock if, in their discretion, it is in the Company's best interest to proceed.

VOTE REQUIRED

         The affirmative vote of a majority of the shares of common stock of the Company outstanding as of the Record Date will be required to approve this Proposal.

RECOMMENDATION

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE SERIES A PREFERRED STOCK FINANCING TRANSACTION.

         PROPOSAL 3 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

PROPOSAL

         The Board of Directors requests that the shareholders ratify its selection of Singer Lewak Greenbaum & Goldstein LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2001. Singer Lewak Greenbaum & Goldstein LLP examined the consolidated financial statements of the Company for the fiscal year ended December 31, 2000. Representatives of Singer Lewak Greenbaum & Goldstein LLP will be present at the Annual Meeting to make a statement if they desire to do so and to respond to questions by shareholders.

VOTE REQUIRED

         The affirmative vote of a majority of the shares represented at the meeting is required for the ratification of the Board's selection of Singer Lewak Greenbaum & Goldstein LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

RECOMMENDATION

         THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF SINGER LEWAK GREENBAUM AND GOLDSTEIN LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

                                 OTHER BUSINESS

         The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented in accordance with their best judgement.

                            PROPOSALS OF SHAREHOLDERS

         For proposals of shareholders to be included at the 2002 annual meeting of shareholders, anticipated to be held in June 2001, such proposals must be received by the Company not later than January 5, 2002. The acceptance of such proposals is subject to Securities and Exchange Commission guidelines.

                          ANNUAL REPORT TO SHAREHOLDERS

         The Company's Annual Report on Form 10-KSB for fiscal year 2000 (which is not part of the Company's proxy soliciting materials) is being mailed to the company's stockholders with this Proxy Statement. A copy of the Company's Annual Report on Form 10-KSB will be furnished without charge to shareholders upon request to:

                               INVESTOR RELATIONS
                         TERAGLOBAL COMMUNICATIONS CORP.
                       9171 TOWNE CENTRE DRIVE, SUITE 600
                           SAN DIEGO, CALIFORNIA 92122

                                        By Order of the Board of Directors

                                        /s/ John F.A.V. Cecil

                                        John F.A.V. Cecil, Chairman of the Board
San Diego, California
June __, 2001

                                    EXHIBIT A

                         TERAGLOBAL COMMUNICATIONS CORP.
                         CHARTER OF THE AUDIT COMMITTEE

I.  PURPOSE

The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community and others relating to the Corporation's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Corporation's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, internal auditors, and management of the Corporation. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Corporation and the power to retain outside counsel, or other experts, for this purpose.

II.  COMPOSITION

The Audit Committee shall be comprised of not less than three directors all of whom are independent of the Corporation's management and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.  MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with V.4. below.

IV.  RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

o Review and update this Charter periodically, at least annually, as conditions dictate. The Committee will also publish this Charter in the Corporation's Proxy Statement at least once every three years, or in the year after any significant modifications are made.

o Review with management and the independent auditors the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants, including their judgement about the quality not just acceptability of accounting principles. The Committee shall also make a recommendation to the Board of Directors about whether to include the financial statements in the Corporation's Annual Report. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

o Review with financial management and the independent accountants the Form 10-Q prior to its filing or prior to the release of earnings. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chair of the Committee may represent the entire Committee for purposes of this review.

o Recommend to the Board of Directors the selection of the independent accountants, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis obtain form the independent auditors a written communication delineating all of their relationships and professional services required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review, with the independent auditors the nature and scope of any disclosed relationships or professional services.

o The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Corporation's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors.

o In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

o Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

o Review, with the organization's counsel, legal compliance matters including corporate securities trading policies, and any legal matter that could have a significant impact on the organization's financial statements.

o Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                    EXHIBIT B

                        TERAGLOBAL COMMUNICATIONS, CORP.

             CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF

                      SERIES A CONVERTIBLE PREFERRED STOCK

         Pursuant to Section 151 of the Delaware General Corporation Law

                  TeraGlobal Communications Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that, pursuant to the authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation and in accordance with Section 151 of the Delaware General Corporation Law, the Board of Directors of the Corporation adopted the following resolution establishing a series of 13 million shares of preferred stock of the Corporation designated as "Series A Convertible Preferred Stock":

                  RESOLVED, that pursuant to the authority conferred on the Board of Directors of this Corporation by the Certificate of Incorporation, as amended, a series of Preferred Stock of the Corporation is hereby established and created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

                      SERIES A CONVERTIBLE PREFERRED STOCK

                  Section 1. DESIGNATION AND AMOUNT. There shall be a series of Preferred Stock designated as "Series A Convertible Preferred Stock" and the number of shares constituting such series shall be Thirteen Million (13,000,000). Such series is referred to herein as the "Series A Preferred Stock" and shall have a par value of $.001 per share. Such number of shares may be increased, decreased or eliminated by resolution of the Board of Directors of the Corporation or a duly-authorized committee thereof in compliance with the Delaware General Corporation Law stating that such increase or reduction has been authorized; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to less than the number of shares then issued and outstanding or agreed as of the date of this Certificate of Designations, Preferences and Rights to be issued and outstanding.

                  Section 2. CERTAIN DEFINITIONS. For purposes hereof the following definitions shall apply:

                  "BOARD" shall mean the Board of Directors of the Corporation.

                  "CLOSING BID PRICE" of any security, for each Trading Day, shall mean the price at which such security was last exchanged on the Stock Market during such Trading Day, or, if there were no transactions on such Trading Day, the average of the reported closing bid and asked prices, regular way, of such security on the relevant Stock Market on such Trading Day or if no closing bid price, the last sale price of such security, regular way.

                  "COMMON STOCK" shall mean the Common Stock, $.001 par value, of the Corporation.

                  "CONVERSION PRICE" shall have the meaning assigned to such term in Section 7(b) hereof.

                  "CONVERSION RATE" shall have the meaning assigned to such term in Section 7(b) hereof.

                  "CONVERTIBLE SECURITIES" shall have the meaning assigned to such term in Section 7 (f) hereof.

                  "CORPORATION" shall mean TeraGlobal Communications Corp., a Delaware corporation.

                  "EVENT OF DEFAULT" shall have the meaning assigned to such term in Section 10 hereof.

                  "FAIR MARKET VALUE" of any asset (including any security) means the fair market value thereof as mutually determined by the Corporation and the holders of a majority of the Series A Preferred Stock then outstanding. If the Corporation and the holders of a majority of the Series A Preferred Stock then outstanding are unable to reach agreement on any valuation matter, such valuation shall be submitted to and determined by a nationally recognized independent investment bank selected by the Board of Directors and the holders of a majority of the Series A Preferred Stock (or, if such selection cannot be agreed upon promptly, or in any event within ten days, then such valuation shall be made by a nationally recognized independent investment banking firm selected by the American Arbitration Association in New York City in accordance with its rules), the costs of which valuation shall be paid for by the Corporation.

                  "INITIAL CLOSING" shall mean the date of this Certificate of Designations, Preferences and Rights.

                  "INVESTMENT AMOUNT" shall mean the lesser of $0.51 per share of Series A Preferred Stock or the Market Price on the closing date.

                  "JUNIOR STOCK" shall mean the Common Stock and any shares of any other series or class of preferred stock of the Corporation, whether presently outstanding or hereafter issued.

                  "LIQUIDATION AMOUNT" shall have the meaning ascribed to such term in Section 4(a) hereof.

                  "MAJORITY" shall mean more than 50% of the shares of Series A Preferred Stock from time to time issued and outstanding.

                  "MARKET PRICE" of any security shall mean the average Closing Bid Price for the 20 consecutive Trading Days ending with the Trading Day prior to the date as of which the Market Price is being determined (with appropriate adjustments for subdivisions or combinations of shares effected during such period), provided that if the prices referred to in the definition of Closing Bid Price cannot be determined for such period, "Market Price" shall mean Fair Market Value as of 5:00 pm (New York City time) on the Trading Day prior to the date on which the Market Price is being determined.

                  "REDEMPTION DATE" shall have the meaning assigned to such term in Section 5(b) hereof.

                  "REDEMPTION PRICE" shall have the meaning assigned to such term in Section 5(b) hereof.

                  "REDEMPTION NOTICE" shall have the meaning assigned to such term in Section 5(c) hereof.

                  "REGISTERED HOLDERS" shall mean, at any time, the holders of record of the Series A Preferred Stock.

                  "SERIES A PREFERRED STOCK" shall mean the Series A Convertible Preferred Stock of the Corporation.

                  "SERIES A SUBSTANTIAL STOCKHOLDER" shall mean each purchaser from the Corporation of $1 million or more of Series A Preferred Stock, together with such purchaser's successors and assigns.

                  "STOCK MARKET" shall mean, with respect to any security, the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on any national securities exchange, shall mean The Nasdaq National Market System ("NNM") or The Nasdaq SmallCap Market ("SCM" and, together with NNM, "Nasdaq") or, if such security is not quoted on Nasdaq, shall mean the OTC Bulletin Board or, if such security is not quoted on the OTC Bulletin Board, shall mean the over-the-counter market as furnished by any NASD member firm selected from time to time by the Corporation for that purpose.

                  "SUBSIDIARY" shall mean any corporation, limited liability company or other entity, a majority of the voting stock or interest of which is, at the time as of which any determination is being made, owned by the Corporation either directly or through one or more Subsidiaries.

                  "TRADING DAY" shall mean a day on which the relevant Stock Market is open for the transaction of business.

                  Section 3.  DIVIDENDS.

                  (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, as, when and if declared by the Board, out of assets legally available for that purpose, dividends or distribution in cash, stock or otherwise. All dividends or distributions declared upon the Series A Preferred Stock shall be declared pro rata per share.

                  (b) The Series A Preferred Stock shall be entitled to cumulative dividends payable in cash at a rate of 10% per annum on the Investment Amount. Dividends shall be payable only when, as and if declared by the Board of Directors. Accrued and unpaid dividends thereon and shall be compounded semi-annually until paid. Upon conversion, liquidation, sale of the Corporation or redemption of the Series A Preferred Stock, accrued but unpaid dividends on the Series A Preferred Stock shall be payable in full in cash.

                  (c) If and when the Corporation shall declare any dividend or distribution on any Junior Stock, the Corporation shall, concurrently with the declaration of such dividend or distribution on the Junior Stock, declare a like dividend or distribution, as the case may be, on the Series A Preferred Stock in an amount per share equal to (x) the amount of the dividend or distribution per share of Common Stock multiplied by (y) the number of shares of Common Stock into which one share of Series A Preferred Stock is then convertible.

                  (d) No dividend or distribution, as the case may be, may be declared on any Junior Stock unless a dividend or distribution, as the case may be, is declared on the Series A Preferred Stock. Any dividend or distribution payable to the holders of the Series A Preferred Stock pursuant to this Section 3(d) shall be paid to such holders at the same time as the dividend or distribution on the Junior Stock by which it is measured is paid. Notwithstanding the foregoing, the Corporation shall not declare any dividend or distribution on any Junior Stock unless and until a special dividend or distribution equal to the per share Liquidation Amount (subject to appropriate adjustment to reflect any stock split, combination, reclassification or reorganization of the Series A Preferred Stock) has been declared on the Series A Preferred Stock.

                  (e) So long as any shares of the Series A Preferred Stock are outstanding, no dividends shall be declared or paid or set apart for payment on any Junior Stock, for any period unless all dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment, on the Series A Preferred Stock.

                  (f) So long as any shares of the Series A Preferred Stock are outstanding, no other Junior Stock shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Corporation unless the dividends, if any, accrued on all outstanding shares of the Series A Preferred Stock shall have been paid or set apart for payment.

                  Section 4. LIQUIDATION RIGHTS OF SERIES A PREFERRED STOCK.

                  (a) LIQUIDATION EVENT AND LIQUIDATION AMOUNT. In the event of any liquidation or winding up of the Corporation (whether voluntary or involuntary) or any sale, exchange, conveyance or other disposition of all or substantially all of the assets of the Corporation or of the outstanding capital stock of the Corporation in which more than 50% of the voting power of the Corporation is disposed of (each a "Liquidation Event"), each holder of a share of Series A Preferred Stock, after provision for the Corporation's debts and other liabilities, will be entitled to receive the Investment Amount per share, plus compounded accrued and unpaid dividends thereon prior to any distributions being made in respect of any Junior Stock (collectively, the "Liquidation Amount").

                  (b) PREFERENCE OF SERIES A PREFERRED STOCK. All shares of Series A Preferred Stock shall rank as to payment, upon the occurrence of a Liquidation Event, senior to the Junior Stock. If upon any Liquidation Event, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such shareholders of the full Liquidation Amount, then all of the assets of the Corporation to be distributed shall be so distributed ratably to the holders of the Series A Preferred Stock on the basis of the number of outstanding shares of Series A Preferred Stock held by such holders.

                  Section 5. REDEMPTION.

                  (a) RESTRICTION ON REDEMPTION AND PURCHASE. Except as expressly provided in this Section 5, the Corporation shall not have the right to purchase, call, redeem or otherwise acquire for value any or all of the Series A Preferred Stock.

                  (b) MANDATORY REDEMPTION. The Series A Preferred Stock will be mandatorily redeemable at the election of the then holders of a Majority of the shares of Series A Preferred Stock, commencing on the third anniversary of the Initial Closing in equal installments over a period of three years upon not less than 30 days nor more than 60 days written notice at a redemption price (the "Redemption Price") equal to the Liquidation Amount. The date on which the Series A Preferred Stock is to be redeemed pursuant to this Section 5(b) is herein called the "Redemption Date."

                  (c) REDEMPTION NOTICE. The Corporation shall, not less than 30 days nor more than 60 days prior to the Redemption Date, give written notice ("Redemption Notice") to each holder of record of Series A Preferred Stock to be redeemed. The Redemption Notice shall state:

                      (i) that one-third of the outstanding shares of Series A Preferred Stock are to be redeemed and the total number of shares being redeemed;

                      (ii) the number of shares of Series A Preferred Stock held by the holder that the Corporation intends to redeem;

                      (iii) the Redemption Date and Redemption Price;

                      (iv) that the holder's right to convert the Series A Preferred Stock into shares of the Common Stock as provided in Section 7 hereof will terminate on the Redemption Date; and

                      (v) the time, place and manner in which the holder is to surrender to the Corporation the certificate or certificates representing the shares of Series A Preferred Stock to be redeemed.

                  (d) PAYMENT OF REDEMPTION PRICE AND SURRENDER OF STOCK. On the Redemption Date, the Redemption Price of the Series A Preferred Stock scheduled to be redeemed or called for redemption shall be payable to the holders of the Series A Preferred Stock. On or before the Redemption Date, each holder of Series A Preferred Stock to be redeemed, unless such holder has exercised its right to convert the shares as provided in Section 7 hereof, shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person or entity whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.

                  (e) TERMINATION OF RIGHTS. If the Redemption Notice is duly given, and, if at least 10 days prior to the Redemption Date, the Redemption Price is either paid or made available for payment through the arrangement specified in subsection (f) below, then notwithstanding that the certificates evidencing any of the shares of Series A Preferred Stock so called or scheduled for redemption have not been surrendered, all rights with respect to such shares shall forthwith after the Redemption Date cease and terminate, except only (i) the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor or (ii) the right to receive shares of Common Stock upon exercise of the conversion rights provided in Section 7 hereof on or before the Redemption Date.

                  (f) DEPOSIT OF FUNDS. At least 10 days prior to the Redemption Date, the Corporation shall deposit with any bank or trust company in New York, New York, a sum equal to the aggregate Redemption Price of all shares of the Series A Preferred Stock scheduled to be redeemed or called for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment for the shares of Series A Preferred Stock to the holders thereof, and from and after the date of such deposit (even if prior to the Redemption Date), the shares of Series A Preferred Stock shall be deemed to be redeemed and no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares of Series A Preferred Stock and shall have no rights with respect thereto, except the right to receive from the bank or trust company payment of the Redemption Price of the shares of Series A Preferred Stock, without interest, upon surrender of their certificates therefor and the right to convert such shares of Series A Preferred Stock into shares of Common Stock as provided in Section 7 hereof. Any monies so deposited and unclaimed at the end of one year from the Redemption Date shall be released or repaid to the

Corporation, after which time the holders of shares of Series A Preferred Stock called for redemption shall be entitled to receive payment of the Redemption Price only from the Corporation.

                  Section 6.  VOTING RIGHTS.

                  (a) SERIES A PREFERRED STOCK. Each holder of shares of Series A Preferred Stock shall be entitled to vote on all matters and, except as otherwise expressly provided herein, shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which the shares of Series A Preferred Stock of such holder could be converted, pursuant to the provisions of Section 7 hereof, at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken.

                  (b) VOTING TOGETHER. Except as otherwise expressly provided herein or as required by law, the holders of Series A Preferred Stock and Common Stock shall vote together and not as separate classes. The Corporation may not issue any additional shares of preferred stock which vote separately as a class with the Series A Preferred Stock.

                  (c) BOARD RIGHT. For so long as at least 50% of the shares of Series A Preferred Stock remain outstanding, the holders of the Series A Preferred Stock shall vote as a separate class for the purpose of appointing a two of the six members to the Board of Directors. Those two members shall have the right to ratify any appointment of an additional member, in the event that the size of the Board of Directors is increased to seven members.

                  (d) AMENDMENT OF CERTIFICATE OF INCORPORATION. Any amendment to the Certificate of Incorporation of the Corporation that adversely affects the dividend rights, liquidation preference, Conversion Rate, conversion rights, redemption or voting rights with respect to the Series A Preferred Stock, or would alter or change any other powers, preferences or special rights of the Series A Preferred Stock, shall require the approval of the holders of a Majority of the Series A Preferred Stock.

                  (e) APPROVAL RIGHTS. For so long as at least 50% of the Series A Preferred Stock remains outstanding, the Corporation shall obtain approval of the holders of a Majority of the Preferred Stock prior to taking any of the following corporate actions:

                      (A) approving any liquidation, dissolution, merger or sale of all or substantially all of the assets of the Corporation;

                      (B) approving any recapitalization or restructuring of the Corporation's outstanding shares of capital stock; or

                      (C) incurring from time to time or at any time any indebtedness, which in the aggregate, exceeds $250,000, excluding trade debt.

                  Section 7. CONVERSION. The Series A Preferred Stock shall be subject to the following conversion rights:

                  (a) HOLDER'S RIGHT TO CONVERT. Each share of Series A Preferred Stock shall be convertible, at any time at the option of the holder thereof, into validly issued, fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided.

                  (b) CONVERSION RATE. The initial conversion price per share of Common Stock shall be equal to the Investment Amount per share (the "Conversion Price") and shall be subject to adjustment as provided in this Section 7. The rate at which each share of Series A Preferred Stock is convertible at any time into Common Stock (the "Conversion Rate") shall be determined by dividing the then existing Conversion Price into the Investment Amount per share.

                  (c) DIVIDENDS UPON CONVERSION. Upon conversion, all accrued and unpaid dividends (whether or not declared), if any, on the Series A Preferred Stock, including the Preferred Dividends described in Section 3(b) above, shall be paid in full.

                  (d) MECHANICS OF CONVERSION. Each holder of Series A Preferred Stock that desires to convert its shares of Series A Preferred Stock into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Series A Preferred Stock being converted. Thereupon the Corporation shall promptly issue and deliver to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled, together with a cash adjustment of any fraction of a share as hereinafter provided. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Series A Preferred Stock to be converted, and the person or entity entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date. In the event that a notice to convert is given following a Redemption Notice and such redemption is not consummated on the terms described in such notice, then the conversion shall, at the option of the holder of the Series A Preferred Stock who tendered for conversion, be voidable and such holder shall have the right to maintain ownership of the shares of Series A Preferred Stock tendered for conversion.

                  (e) AUTOMATIC CONVERSION. After the fifth anniversary of the date of this Certificate of Designations, Preferences and Rights, if at any time the closing bid price for the Corporation's Common Stock exceeds $10.00 per share for 20 consecutive Trading Days, each share of the outstanding Series A Preferred Stock, subject to adjustments as hereinafter provided and together with accrued and unpaid interest, will automatically convert to shares of the Corporation's Common Stock at the Conversion Rate. In the event of an automatic conversion, the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A

Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder thereof notifies the Corporation or its transfer agent that such certificates have been lost, stolen, mutilated or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Preferred Stock, the holders of Series A Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series A Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

                  (f) ADJUSTMENT OF CONVERSION RATE AND CONVERSION PRICE.

                      (i) Except as otherwise provided herein, in the event the Corporation shall, at any time or from time to time after the date hereof, (A) without the consent of the holders of a Majority of the shares of Series A Preferred Stock, sell or issue any shares of Common Stock for a consideration per share less than the Conversion Price in effect on the date of such sale or issuance, (B) issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or (C) subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such sale, issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Conversion Price in effect immediately prior to such Change of Shares shall be changed to a price (rounded to the nearest cent) determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the sale or issuance of such additional shares or such subdivision or combination and the number of shares of Common Stock which the aggregate consideration received (determined as provided in Subsection 7(f)(iv)(D)) for the issuance of such additional shares would purchase at the Conversion Price in effect on the date of such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the sale or issuance of such additional shares or such subdivision or combination. Such adjustment shall be made successively whenever such an issuance is made.

                      (ii) If as of the first anniversary of the date of this Certificate of Designations, Preferences and Rights the Market Price is less than the Conversion Price, the Conversion Price shall be adjusted by multiplying the then existing Conversion Rate by a fraction, the numerator of which is the Market Price and the denominator of which is the Conversion Price.

                      (iii) After each adjustment of the Conversion Price pursuant to this Section 7(f), the Corporation shall promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Corporation setting forth: (A) the Conversion Price as so adjusted, (B) the Conversion Rate corresponding to such Conversion and (C) a brief statement of the facts accounting for such adjustment. The Corporation shall promptly file such certificate with the

Transfer Agent and cause a brief summary thereof to be sent by ordinary first class mail to each registered holder of Series A Preferred Stock at his or her last address as it shall appear on the registry books of the Transfer Agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of such adjustment. The affidavit of an officer of the Transfer Agent or the Secretary or an Assistant Secretary of the Corporation that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein. The Transfer Agent may rely on the information in the certificate as true and correct and has no duty or obligation to independently verify the amounts or calculations set forth therein.

                      (iv) For purposes of Subsection 7(f)(i) hereof, the following provisions (A) to (D) shall also be applicable:

                           (A) The number of shares of Common Stock deemed
outstanding at any given time shall include all shares of capital stock convertible into, or exchangeable for, Common Stock (on an as converted basis) as well as all shares of Common Stock issuable upon the exercise of (1) any convertible debt, (2) warrants outstanding on the date hereof and (3) options outstanding on the date hereof.

                           (B) No adjustment of the Conversion Price shall be
made unless such adjustment would require an increase or decrease of at least $.01 in such price; provided that any adjustments which by reason of this Subparagraph (B) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with adjustments so carried forward, shall require an increase or decrease of at least $.01 in the Conversion Price then in effect hereunder.

                           (C) In case of the sale or other issuance by the
Corporation (including as a component of a unit) of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or any securities convertible into or exchangeable for Common Stock (such securities convertible, exercisable or exchangeable into Common Stock being herein called "Convertible Securities"), and the consideration per share for which Common Stock is issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the minimum aggregate consideration, as set forth in the instrument relating thereto without regard to any anti-dilution or similar provisions contained therein for a subsequent adjustment of such amount, payable to the Corporation upon the exercise of such rights, warrants or options, plus the consideration received by the Corporation for the issuance or sale of such rights, warrants or options, plus, in the case of such Convertible Securities, the minimum aggregate amount, as set forth in the instrument relating thereto without regard to any anti-dilution or similar provisions contained therein for a subsequent adjustment of such amount, of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (y) the total maximum number, as set forth in the instrument relating thereto without regard to any anti-dilution or similar provisions contained therein for a subsequent adjustment of such amount, of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities issuable upon the exercise of such rights, warrants or options) is less than the Conversion Price, then such total maximum number of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (as of the date of the issuance or sale of such rights, warrants or options) shall be deemed to be "Common Stock" for purposes of Subsection 7(f)(i) and shall be deemed to have been sold for an amount equal to such consideration per share and shall cause an adjustment to be made in accordance with Subsection 7(f)(i).

                           (D) In case of the sale of any shares of Common
Stock, any Convertible Securities, any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, the consideration received by the Corporation therefor shall be deemed to be the gross sales price therefor without deducting therefrom any expense paid or incurred by the Corporation or any underwriting discounts or commissions or concessions paid or allowed by the Corporation in connection therewith. In the event that any securities shall be issued in connection with any other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated among the securities, then each of such securities shall be deemed to have been issued for such consideration as the Board of Directors of the Corporation determines in good faith.

                      (v) Notwithstanding any other provision hereof, no adjustment to the Conversion Price will be made:

                           (A) upon the issuance of up to an aggregate of
2,000,000 options and shares issued from and after the date of this Certificate of Designations, Preferences and Rights pursuant to the Corporation's Board-approved stock option and similar equity based plans or employee stock purchase plans; or

                           (B) upon the issuance or sale of Common Stock or
Convertible Securities pursuant to the exercise of any rights, options or warrants to receive, subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, which rights, warrants or options were outstanding on the date of this Certificate of Designations, Preferences and Rights; or

                           (C) upon the issuance or sale, from and after the
date of this Certificate of Designations, Preferences and Rights, of Common Stock or common stock equivalents issued in respect of debt, the incurrence of which is not prohibited pursuant to (or is approved under) the restrictions contained in Section 6 (e) hereof, or equity issued in conjunction with Board-approved joint ventures, acquisitions, strategic partnerships and the like, which shall not exceed 1,500,000 shares of Common Stock on a fully diluted basis.

                  (g) PRIOR NOTICE OF CERTAIN EVENTS. In case:

                      (i) the Corporation shall declare any dividend (or any other distribution); or

                      (ii) the Corporation shall authorize the granting to the holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants; or

                      (iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value); or

                      (iv) of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

                      (v) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with the transfer agent for the Series A Preferred Stock, and shall cause to be mailed to the Registered Holders, at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least 30 days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined and a description of the cash, securities or other property to be received by such holders upon such dividend, distribution or granting of rights or warrants or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such exchange, dissolution, liquidation or winding up and the consideration, including securities or other property, to be received by such holders upon such exchange; provided, however, that no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice.

                  (h) FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional share or scrip to which the holder would otherwise be entitled, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the Market Price as of the close of business on the day of conversion.

                  (i) RESERVATION OF COMMON STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock. The Corporation shall, from time to time, in accordance with the laws of the State of Delaware, to increase the authorized number of shares of Common Stock if at any time the number of shares of authorized, unissued and unreserved Common Stock shall not be sufficient to permit the conversion of all the then-outstanding shares of Series A Preferred Stock.

                  (j) NOTICES. Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefor, addressed to: the Corporation at TeraGlobal Communications Corp., 9171 Towne Centre Drive, Suite 600, San Diego, California 92122, Attn: Chief Executive Officer, and to the holder at such holder's address as appearing on the books of the Corporation. Notices shall be deemed to have been given or delivered on the date of mailing, except notices of change of address, which shall be deemed to have been given or delivered when received.

                  (k) PAYMENT OF TAXES. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock, including, without limitation, any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered.

                  Section 8. STATUS OF ACQUIRED SHARES. Shares of Series A Preferred Stock received upon redemption, purchase, conversion or otherwise acquired by the Corporation will be retired and cancelled restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class or series, and may thereafter be issued, but not as shares of Series A Preferred Stock.

                  Section 9. PREEMPTIVE RIGHTS. So long as at least 50% of the Series A Preferred Stock remains outstanding, each Series A Substantial Stockholder (and its permitted assigns) shall have the right to maintain its percentage ownership of shares of Common Stock (computed on a fully diluted basis), provided, however, that no pre-emptive right shall apply to the issuance of securities enumerated in Section 7 (f) (v) (A), (B) and (C).

                  Section 10. EVENTS OF DEFAULT. The following events shall constitute an "Event of Default":

                  (i) failure to maintain a 1.25/1.00 ratio of current assets over current liabilities;

                  (ii) failure to make a required redemption payment; or

                  (iii) making any capital expenditures together with cash expenditures that exceed $1,000,000 per month during the year 2001, unless approved in advance by the holders of a Majority of the outstanding shares of Series A Preferred Stock.

If an Event of Default shall occur, then the holders of a Majority of the outstanding shares of Series A Preferred Stock shall have the right to demand immediate redemption of all of the outstanding shares of Series A Preferred Stock at the Redemption Price. Further, during the continuance of any Event of Default, a Majority of the holders of the Series A Preferred Stock shall have the right to elect a sufficient number of directors to constitute a majority of the members of the Board of Directors.

         IN WITNESS WHEREOF, TeraGlobal Communications Corp. has caused its duly authorized representatives to sign this certificate on its behalf this ___ day of ____________, 2001.


                                      TERAGLOBAL COMMUNICATIONS CORP.



                                      By:__________________________________
                                      Robert E. Randall, Chief Executive Officer



                                      By:__________________________________
                                      James A. Mercer III, Secretary

                REVOCABLE PROXY--TERAGLOBAL COMMUNICATIONS CORP.

                 ANNUAL MEETING OF SHAREHOLDERS--JUNE 27, 2001

    The undersigned shareholder(s) of TeraGlobal Communications Corp. (the "Company") hereby appoints, constitutes and nominates Robert E. Randall and Paul Cox, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Hyatt Regency La Jolla, 3777 La Jolla Village Drive, La Jolla, California, on June 27, 2001 at 2:30 p.m. local time, and any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1.   ELECTION OF DIRECTORS. To elect the following five
     (5) persons to the Board of Directors of the Company to
     serve until the 2002 Annual Meeting of Shareholders and
     until their successors are elected and have qualified:
     Robert E. Randall         Paul Cox         John F.A.V.
     Cecil         Lawrence Lacerte         William
     Reddersen

/ / FOR ALL NOMINEES LISTED ABOVE (EXCEPT AS MARKED TO THE         / / WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED ABOVE
CONTRARY)

 A SHAREHOLDER MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE BY LINING THROUGH
              OR OTHERWISE STRIKING OUT THE NAME OF SUCH NOMINEE.

2.   APPROVAL OF SERIES A PREFERRED STOCK FINANCING. To approve the Company's entrance into a Series A Preferred Stock
     financing, including the related amendment of the Company's
     Certificate of Incorporation to authorize 13 million shares of Redeemable Convertible Series A Preferred Stock.
                              / / FOR                         / / AGAINST                         / / ABSTAIN

3.   RATIFICATION OF AUDITORS. To approve the selection of
     Singer, Lewak, Greenbaum & Goldstein L.L.P. as independent auditors for the Company for fiscal 2001.
                              / / FOR                         / / AGAINST                         / / ABSTAIN

4. OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

    The Board of Directors recommends a vote FOR the foregoing proposal. If any other business is properly presented at the Annual Meeting, this Proxy shall be voted in accordance with the judgment of the proxy holders. THIS PROXY ALSO VESTS DISCRETIONARY AUTHORITY TO CUMULATE VOTES. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS USE.

                                                 Date: _________________________

                                                 _______________________________

                                                 _______________________________

                                                          Signature(s)

                                                 _______________________________

                                                        Number of Shares

                                                 I (We) will / /  will not / /
                                                 attend the Annual Meeting in
                                                 person.

                                                 NOTE: PLEASE SIGN YOUR FULL
                                                 NAME. JOINT OWNERS SHOULD EACH
                                                 SIGN. WHEN SIGNING AS ATTORNEY,
                                                 EXECUTOR, ADMINISTRATOR,
                                                 TRUSTEE OR GUARDIAN, PLEASE
                                                 GIVE FULL TITLE AS SUCH.